UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Ardelyx, Inc.

(Name of Registrant as Specified In Its Charter)

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ARDELYX, INC.

34175 Ardenwood Blvd.

Suite 200

Fremont, CA 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2018

To the Stockholders of Ardelyx, Inc.:

The 2018 Annual Meeting of Stockholders, or the 2018 Annual Meeting, of Ardelyx, Inc., a Delaware corporation, or the Company, will be held on June 13, 2018 at 8:30 a.m. local time at the Company’s headquarters at 34175 Ardenwood Blvd., Suite 200 (2nd Floor), Fremont, CA 94555 for the following purposes:

1.	To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified;
2.

To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned the Company’s common stock at the close of business on April 20, 2018 may vote at the 2018 Annual Meeting or any adjournments that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2017 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2017 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the 2018 Annual Meeting in person. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2018 Annual Meeting may vote in person, even if the stockholder has already voted over the internet or by phone or returned a proxy card or voting instruction card by mail.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

By Order of the Board of Directors:

/s/ Elizabeth Grammer
Elizabeth Grammer
Executive Vice President and General Counsel

Fremont, California
April 26, 2018

ARDELYX, INC.

34175 Ardenwood Blvd.

Suite 200

Fremont, CA 94555

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2018

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018

This proxy statement and our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 are available at our website at www.ardelyx.com and at www.astproxyportal.com/ast/19476.

Unless the context requires otherwise, in this proxy statement the terms “Ardelyx,” “we,” “us,” “our” and “the Company” refer to Ardelyx, Inc.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Ardelyx is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, or the 2018 Annual Meeting, or any adjournments that take place. The 2018 Annual Meeting will be held on June 13, 2018 at 8:30 a.m. local time at the Company’s headquarters at 34175 Ardenwood Blvd., Suite 200 (2nd Floor), Fremont, CA 94555. As a stockholder, you are invited to attend the 2018 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2018 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

•

This proxy statement, which includes information regarding the proposals to be voted on at the 2018 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017; and
•	The proxy card or a voting instruction card for the 2018 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 26, 2018, and are available at www.ardelyx.com.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2018 Annual Meeting?

Only stockholders of record at the close of business on April 20, 2018 will be entitled to vote at the 2018 Annual Meeting. On this record date, there were 47,603,568 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 20, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2018 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible by internet, telephone or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 20, 2018, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2018 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2018 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2018 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2018 Annual Meeting:

•	Proposal No. 1 — To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified; and
•

Proposal No. 2 — To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2018 Annual Meeting or vote by internet, telephone or by mail. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2018 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2018 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit www.ardelyx.com/contact.
•

To vote by proxy by internet or telephone. If you have internet or telephone access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote in person at the 2018 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the 2018 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of April 20, 2018.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 (Proposal No. 2). If any other matter is properly presented at the 2018 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one Notice or proxy card?

If you receive more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Notice or return each proxy card.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2018 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
•

You may send a timely written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to the Company’s General Counsel at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

•	You may attend the 2018 Annual Meeting and vote in person. Simply attending the 2018 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name” by your broker or other agent, you should follow the instructions provided by your broker or agent to change your vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the 2018 Annual Meeting. On the record date, there were 47,603,568 shares outstanding and entitled to vote. Accordingly, the holders of 23,801,785 shares must be present at the 2018 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2018 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the 2018 Annual Meeting to another date.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Ernst & Young LLP as of our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Votes will be counted by the Inspector of Elections appointed for the 2018 Annual Meeting. The Inspector of Elections will separately count “FOR” votes for the election of directors (Proposal 1) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2018 (Proposal 2).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors is a non-routine matter, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018 is a “routine” matter.

How many votes are needed to approve each proposal?

•

Proposal No. 1 — To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, which means that the three nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. “WITHHOLD” votes and broker non-votes will not be counted towards the vote total for this proposal.

•

Proposal No. 2 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.  The ratification of our Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How can I find out the results of the voting at the 2018 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8‑K filed with the SEC within four business days after the 2018 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8‑K to disclose preliminary voting results and file an amended Current Report on Form 8‑K within four business days after the date the final voting results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2019 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 27, 2018, to the Company’s Corporate Secretary or Assistant

Secretary at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555. However, if the meeting is more than 30 days from June 13, 2019, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary or Assistant Secretary in writing between February 19, 2019 and March 15, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is more than 30 days before June 13, 2019, then you must give notice not later than the 90th day prior to that meeting, and if the date of the 2019 Annual Meeting of Stockholders is more than 60 days after June 13, 2019, you must give notice not later than the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of eight directors and no vacancies, divided into the following three classes:

•	The Class I directors are William Bertrand, Jr., Esq., Annalisa Jenkins, MBBS, FRCP and Jan Lundberg, Ph.D., and their terms will expire at the 2018 Annual Meeting;
•	The Class II directors are David Mott and Michael Raab, and their terms will expire at the 2019 Annual Meeting of Stockholders; and
•	The Class III directors are Robert Bazemore, Gordon Ringold, Ph.D. and Richard Rodgers, and their terms will expire at the 2020 Annual Meeting of Stockholders.

Our current Class I directors, William Bertrand, Jr., Esq., Annalisa Jenkins, MBBS, FRCP and Jan Lundberg, Ph.D., have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2018 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2021 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2018 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2018 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I

NOMINEES FOR DIRECTOR.

CLASS I NOMINEES FOR DIRECTOR — To be elected for a three-year term expiring at the 2021 Annual Meeting of Stockholders

William Bertrand, Jr., Esq., age 53, was appointed to our board of directors in October 2015. Mr. Bertrand has served as the Chief Operating Officer at Adaptimmune Therapeutics Plc (Nasdaq: ADAP) since March 2017. From October 2015 to September 2016, Mr. Bertrand served as the Executive Vice President, General Counsel of Infinity Pharmaceuticals, Inc. (Nasdaq: INFI). From July 2013 to August 2015, Mr. Bertrand held a variety of positions with Salix Pharmaceuticals, Ltd., a biopharmaceutical company, including Senior Vice President, General Counsel, Acting Chief Operating Officer, and most recently, General Manager of Salix Pharmaceuticals following its acquisition by Valeant Pharmaceuticals International (NYSE: VRX) in April 2015. Prior to that, Mr. Bertrand pursued a 12 year career at Medimmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN) , serving in numerous roles of increasing responsibility, including as Executive Vice President and General Counsel from 2008 to 2013. Mr. Bertrand received his B.S. in Biology from Wayne State University and his J.D. from the University of Wisconsin-Madison. We believe that Mr. Bertrand is qualified to serve on our board of directors due to his legal and compliance background and significant life science industry experience.

Annalisa Jenkins, MBBS, FRCP, age 52, has served on our board of directors since April 2015. Dr. Jenkins has served as the Chief Executive Officer of PlaqueTec Ltd. since November 2017.  Prior to that,  Dr. Jenkins served as the Chief Executive Officer and a member of the board of directors at Dimension Therapeutics, Inc. (Nasdaq: DMTX) from September 2014 through its acquisition by Ultragenyx in late 2017.  From October 2013 to March 2014, Dr. Jenkins served as Executive Vice President, head of Global Research and Development for Merck Serono Pharmaceuticals, a biopharmaceutical company. Previously, from September 2011 to October 2013, she served as Merck Serono’s Executive Vice President Global Development and Medical, and was a member of Merck Serono’s Executive Committee. Prior to that, Dr. Jenkins pursued a 15‑year career at Bristol-Myers Squibb Company, a biopharmaceutical company, where, from July 2009 to June 2011, she was a Senior Vice President and head of Global Medical Affairs at Bristol-Myers Squibb. Dr. Jenkins is currently a committee member of the Science Board to the U.S. Food & Drug Administration, or FDA, which advises FDA leadership on complex scientific and technical issues. Dr. Jenkins graduated with a degree in medicine from St. Bartholomew’s Hospital in the University of London and subsequently trained in cardiovascular medicine in the UK National Health Service. Earlier in her career, Dr. Jenkins served as a medical officer in the British Royal Navy. We believe Dr. Jenkins is qualified to serve on our board of directors based on her extensive scientific background and deep life science industry experience.

Jan Lundberg, Ph.D., age 64, was appointed to our board of directors in March 2018. Dr. Lundberg has served as the President of Lilly Research Laboratories and Executive Vice President of Science and Technology for Eli Lilly and Company (NYSE: LLY) since January 2010. Prior to joining Lilly he served for ten years as global head of discovery research at AstraZeneca Plc (NYSE: AZN), where he was a member of the senior executive team. Dr. Lundberg also served as a professor at the Karolinska Institute’s department of pharmacology in Sweden, and was a cofounder of biotechnology company, Aerocrine. Dr. Lundberg currently serves on the board of directors for two non-profit organizations: TransCelerate Biopharma, Inc. and BioCrossroads, and was instrumental in the establishment of the Innovative Medicines Initiative in Europe and the Accelerating Medicines Partnership with National Institutes of Health. Dr. Lundberg received a B.S.M. in medicine from the University of Gothenberg and a Ph.D. in pharmacology from the Karolinska Institute in Sweden. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his extensive scientific research background and significant life science industry experience.

CLASS II DIRECTORS — To continue in office until the 2019 Annual Meeting of Stockholders

David Mott, age 52, has served on our board of directors since March 2009 and as chairman of the board of directors since March 2014. Mr. Mott has served as a general partner of New Enterprise Associates, or NEA, an investment firm focused on venture capital and growth equity investments, since September 2008, where he leads the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), and served in numerous roles during his tenure including from October 2000 to July 2008 as president and chief executive officer, and previously as chief financial officer, and as president and chief operating officer. During that time, Mr. Mott also served as executive vice president of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc’s acquisition of Medimmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a vice president in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott serves as the chairman of the board of directors for Adaptimmune Therapeutics Plc, (Nasdaq: ADAP), Mersana Therapeutics, Inc. (Nasdaq:MRSN), Epizyme (Nasdaq: EPZM), and TESARO (Nasdaq: TSRO), and serves as a member of the board of directors of Nightstar Therapeutics Plc (Nasdaq:NITE). From 2011 until 2013, he served on the board of Omthera Pharmaceuticals, Inc., and from 2012 until 2015, he served on the board of Prosensa Holding, BV, each a publicly-traded company. He also serves on the boards of directors of several privately held life sciences companies. Mr. Mott received a B.A. in Economics and Government from Dartmouth College. We believe that Mr. Mott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry as a senior executive, his investment experience, strategic leadership track record and service on other boards of directors of life sciences companies.

Michael Raab, age 53, has served as our President and Chief Executive Officer and a director since March 2009. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries. He was Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Corporation. Mr. Raab is currently a director of Amicus Therapeutics, Inc. (Nasdaq: FOLD). Mr. Raab currently serves as a member of the board of directors of the California Life Sciences Association, a non-profit trade association serving the life science industry in California, and as a member of the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization. Mr. Raab received a B.A. from DePauw University. We believe Mr. Raab is qualified to serve on our board of directors based on his role as our President and Chief Executive Officer, his senior management experience in the life sciences sector, his investment experience and his current and past service on other boards of directors of public companies.

CLASS III DIRECTORS — To continue in office until the 2020 Annual Meeting of Stockholders

Robert Bazemore, age 50, was appointed to our board of directors in June 2016. Mr. Bazemore has served as President and Chief Executive Officer and a director of Epizyme, Inc. (Nasdaq: EPZM) since September 2015. Prior to joining Epizyme, Mr. Bazemore served as Chief Operating Officer of Synageva BioPharma Corp., a publicly-traded biotechnology company, which was acquired by Alexion Pharmaceuticals (Nasdaq: ALXN) in July 2015. Prior to that, Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson (NYSE: JNJ), including most recently as President of Janssen Biotech from March 2010 to October 2013 and Vice President of Global Surgery at Ethicon from October 2013 to September 2014. Mr. Bazemore received his B.S. in Biochemistry from the University of Georgia. We believe that Mr. Bazemore is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on another board of directors of a publicly-traded life sciences company.

Gordon Ringold, Ph.D., age 67, was appointed to our board of directors in June 2014. Dr. Ringold has served as the President and CEO of Quadriga BioSciences, Inc., a biotechnology company, since January 2015. From March 2000 to December 2013, Dr. Ringold served as Chairman and Chief Executive Officer of Alavita, Inc., a biotechnology company. From June 2001 until September 2016, Dr. Ringold served as a director of Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA). From 1997 to 2013, Dr. Ringold served as a member of the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company. Dr. Ringold received a Ph.D. in microbiology from University of California, San Francisco, in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz. We believe that Dr. Ringold is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on other boards of directors of publicly-traded life sciences companies.

Richard Rodgers, age 51, has served on our board of directors since March 2014. Mr. Rodgers co-founded Tesaro, Inc. (Nasdaq: TSRO), and served as its Executive Vice President, Chief Financial Officer, Secretary and Treasurer from March 2010 until August 2013. Mr. Rodgers previously served as the Chief Financial Officer of Abraxis BioScience, Inc., a biotechnology company, from June 2009 to February 2010. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc., a biopharmaceutical company, from 2004 until its acquisition by Eisai Co. Ltd., a pharmaceutical company, in

January 2008. Mr. Rodgers has held finance and accounting positions at several private and public companies, including Arthur Anderson & Co. Mr. Rodgers currently serves as a director of Rexahn Pharmaceuticals, Inc. (NYSE: RNN). Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his M.B.A. in Finance from the University of Minnesota, Carlson School of Business. We believe that Mr. Rodgers is qualified to serve on our board of directors due to his financial background, significant industry experience, and service on other boards of directors of publicly-traded life sciences companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the 2018 Annual Meeting. EY has audited our financial statements since the fiscal year ended December 31, 2014. Representatives of EY are expected to be present at the 2018 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2018 Annual Meeting will be required to ratify the selection of EY.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

Audit and Related Fees

For the fiscal years ended December 31, 2017 and 2016, EY billed the approximate fees set forth below. All fees included below were approved by the audit committee.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$875,268	$721,240
Tax Fees(2)	—	30,000
Total All Fees	$875,268	$751,240

(1)

This category consists of fees for professional services rendered for the audit of our annual financial statements, review of interim financial statements, and other services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)	This category consists of fees for professional services rendered by EY for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.ardelyx.com/corporate-governance. The policy provides that before an independent registered public accounting firm is engaged by Ardelyx or its subsidiaries to render audit or non-audit services, the audit committee must review the terms of the proposed engagement and pre-approve the engagement. Audit committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to the pre-approval policies and procedures established by the audit committee regarding Ardelyx’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to management. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.ardelyx.com/corporate-governance.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017. The audit committee has discussed with Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the consolidated financial statements for the fiscal year ended December 31, 2017.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee
Richard Rodgers, Chair
Annalisa Jenkins, MBBS, FRCP
William Bertrand, Jr., Esq.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of eight members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2018 Annual Meeting, other than Mr. Raab, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Raab is not considered independent because he is an employee of our company.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.

As described more fully below, the board of directors has also determined that each current member of the compensation committee, the audit committee and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by Nasdaq, the SEC, and the Internal Revenue Service.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Mott currently serves as the Chairman of the Board. In that role, Mr. Mott presides over the executive sessions of the board of directors in which Mr. Raab does not participate and serves as a liaison to Mr. Raab and management on behalf of the board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2017, the board of directors met thirteen times, the audit committee met four times, the compensation committee met four times and the nominating and corporate governance committee met twice. In that year, each director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served, with the exception of Annalisa Jenkins who attended fourteen of the nineteen board of directors and committee meetings held. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•

is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and
•	reviews the audit committee charter and the committee’s performance.

The current members of our audit committee are Messrs. Rodgers and Bertrand and Dr. Jenkins. Mr. Rodgers serves as the chairperson of the committee. Each of the members of our audit committee during 2017 met, and each of the current members of our audit committee, meets or will meet, the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Rodgers is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit committee during 2017 was, and each of the current members of our audit committee is or will be an “independent director” under the heightened independence standards under the applicable rules of Nasdaq. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer. Our executive officers submit proposals to the board of director and compensation committee regarding our executive and director compensation. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee has delegated authority to the Chief Executive Officer to grant stock options to purchase shares of common stock to existing and new non-senior management team employees, with such individual grants to be consistent with equity grant guidelines provided by our compensation consultant and approved by the compensation committee. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

In 2017, the compensation committee consisted of Messrs. Mott, Bazemore and Rodgers and Dr. Ringold. In March 2018, Dr. Ringold stepped down from the compensation committee and we appointed Dr. Lundberg as his successor. The current members of our compensation committee are Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg. Mr. Mott serves as the chairman of the committee. Each of the members of our compensation committee during 2017 was, and each of the current members of our compensation committee, is or will be, an “independent director” under the applicable rules and regulations of The Nasdaq Global Market, a “non‑employee director” as defined in Rule 16b‑3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.

For fiscal year 2017, the compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee and our board of directors with advice and ongoing recommendations regarding material executive compensation decisions, to provide the committee with advice regarding appropriate compensation for our non-employee directors, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Pearl Meyer addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Pearl Meyer on executive and board of directors compensation matters. Based on this assessment, the compensation committee determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Ringold and Jenkins and Mr. Mott. Dr. Ringold serves as the chairman of the committee.

Each of the members of our nominating and corporate governance committee during 2017 was, and each of the current members of our nominating and corporate governance committee is, an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2018 Annual Meeting, we will continue to comply with Nasdaq’s  rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a board member or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. At this time, our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by our stockholders, but expects to adopt such a policy in the future. Until such a policy is adopted, our board of directors and nominating and corporate governance committee will consider candidates recommended by our stockholders on a case-by-case basis. Stockholders wishing to recommend a candidate for membership on our board of directors for the next fiscal year should follow the procedures described in this proxy statement under the headings “When are stockholder proposals due for next year’s annual meeting?” and “Stockholder Communications with the Board of Directors.”

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ardelyx.com/corporate-governance. We expect that any substantive amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2018 Annual Meeting. All of our directors attended our 2017 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s General Counsel at Ardelyx, Inc., 34175 Ardenwood Blvd., Fremont, CA 94555. The General Counsel will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Mott, Bazemore and Rodgers and Dr. Ringold served as members of our compensation committee. None of Messrs. Mott, Bazemore and Rodgers and Dr. Ringold has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions either entered into since January 1, 2017 or entered into prior to January 1, 2017 which have continuing obligations and to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Investor Rights Agreement

In 2011, we entered into an amended and restated investor rights agreement with the purchasers of our convertible preferred stock and certain holders of common stock and warrants to purchase our convertible preferred stock, including entities with which one of our directors is affiliated. All of our convertible preferred stock converted into common stock in connection with our initial public offering in 2014, and the warrants to purchase convertible preferred stock were net exercised at such time.  As of March 31, 2018, the holders of approximately 5.6 million shares of our common stock continue to be entitled to rights pursuant to the amended and restated investor rights agreement to the registration of their shares under the Securities Act.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our board of directors has approved a compensation policy for our non-employee directors, or the Director Compensation Program, which is periodically reviewed with consultation and recommendations provided by Pearl Meyer. Pursuant to the Director Compensation Program, we do not pay director fees to directors who are employees and for 2017 our non-employee directors received an annual retainer of $40,000. Any non-employee Chairman will receive an additional annual cash retainer in the amount of $25,000 per year. Non-employee directors receive additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,500 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $4,000 for serving on the nominating and corporate governance committee (or $8,000 for serving as the chair of the nominating and corporate governance committee). Retainers are paid to our non-employee directors on the date of our annual stockholders meeting or, in respect of non-employee directors appointed to our board of directors after the annual stockholders meeting, on the date of appointment but pro-rated to reflect the number of whole or partial months remaining until the next annual stockholders meeting.

In lieu of a cash retainer, each non-employee director will also have the ability to elect to receive a stock award consisting of that number of fully vested shares of common stock calculated by dividing the amount of the cash retainer by the fair market value of the common stock on the date of our annual meeting of stockholders. For 2017, each of Messrs. Bertrand, Mott and Rodgers elected to receive a stock award in lieu of their respective 2017 annual cash retainers as calculated pursuant to the preceding sentence. Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.

Upon initial appointment or election to our board of directors, under the Director Compensation Program each non-employee director is automatically granted an option to purchase 30,000 shares of our common stock. In addition, each continuing non-employee director who has been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and will continue to serve as a non-employee director immediately following such meeting is automatically granted an option to purchase 15,000 shares of our common stock on the date of each annual stockholders meeting. Each initial non-employee director stock option vests with respect to 1/36th of the shares on each monthly anniversary of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual stock option granted to our non-employee directors, vests with respect to 1/12th of the shares on each monthly anniversary of the grant date, subject to acceleration in full immediately prior to the next annual stockholders meeting, subject to the non-employee director’s continued service on our board of directors through such date. The Director Compensation Program also provides that upon a “Change in Control” of Ardelyx (as defined in our equity incentive plan), all outstanding equity awards granted under an equity incentive plan maintained by Ardelyx that are held by a non-employee director will become fully vested and/or exercisable.

During 2017, each of our non-employee directors was granted an annual option to purchase 15,000 shares of our common stock in June 2017 pursuant to the Director Compensation Program.

2017 Director Compensation Table

The following table sets forth information for the year ended December 31, 2017 regarding the compensation awarded to, earned by or paid to our non-employee directors.  Jan Lundberg was not appointed to our board of directors until March 2018, so Mr. Lundberg is not included in the table below.

	Fees Earned
	or Paid in	Option	All Other
Name	Cash ($)	Awards (1) ($)	Compensation ($)	Total ($)
William Bertrand, Jr.	50,000(2)	44,552	—	94,552
Annalisa Jenkins, MBBS, FRCP	54,000	44,552	—	98,552
David Mott	84,000(2)	44,552	—	128,552
Gordon Ringold, Ph.D.	55,500	44,552	—	100,052
Richard Rodgers	67,500(2)	44,552	—	112,052
Robert Bazemore	47,500	44,552	—	92,052

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2017 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock option reported in the Option Awards column are set forth in Note 8 to the audited consolidated financial statements included in our Annual Report on Form 10‑K filed on March 14, 2018. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting provisions. Note that amounts reported in this column reflect the accounting for cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options.

(2)

Pursuant to the Director Compensation Program, each of Messrs. Bertrand, Mott and Rodgers elected to receive a stock award in lieu of their respective 2017 annual cash retainers. The fully vested stock awards consisted of 11,627, 19,534, and 15,697 shares of our common stock for Mr. Bertrand, Mr. Mott, and Mr. Rodgers, respectively. The number of shares of our common stock issued was calculated by dividing the annual retainer otherwise payable in cash at the 2017 Annual Meeting of Stockholders as reported in this column by $4.30, which was the closing trading price of our common stock on the date of the 2017 Annual Meeting of Stockholders.

As of December 31, 2017, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
William Bertrand, Jr.	55,000
Robert Bazemore	40,000
Annalisa Jenkins, MBBS, FRCP	55,000
David Mott	45,000
Gordon Ringold, Ph.D.	75,000
Richard Rodgers	75,000

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2018.

Name	Age	Position(s)
Michael Raab	53	President, Chief Executive Officer and Director
Mark Kaufmann	50	Chief Financial Officer
Elizabeth Grammer, Esq.	54	Executive Vice President and General Counsel
David Rosenbaum, Ph.D.	57	Chief Development Officer
Reginald Seeto, MBBS	46	Executive Vice President and Chief Operating Officer

The following biographical information is furnished with regard to our executive officers (except for Mr. Raab, whose biographical information appears above under “Class II Directors”) as of March 31, 2018:

Mark Kaufmann has served as our Chief Financial Officer since May 2014 and formerly served as our Chief Business Officer from August 2011 until May 2014. From 2008 to 2010, Mr. Kaufmann was President and Chief Executive Officer of Allostera Pharma Inc., a preclinical company focused on autoimmune diseases. Prior to joining Allostera, Mr. Kaufmann was President and Chief Executive Officer of Celmed BioSciences, Inc., a biopharmaceutical company, and he started his career as Director of Strategic Planning and Investor Relations at MedImmune in 1994. Mr. Kaufmann received a B.A. in Biochemical Sciences from Harvard University and a M.B.A. from the University of Michigan School of Business.

Elizabeth Grammer, Esq., has served as our General Counsel since May 2014 and formerly served as our vice president responsible for legal affairs from December 2012 until May 2014. From 2006 to December 2012, Ms. Grammer served as an independent outside corporate counsel for public and private biotechnology companies, including Ardelyx from January 2010 until December 2012. From 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals, a biopharmaceutical company. Ms. Grammer received a B.A. from Boston University and a J.D. from Stanford Law School.

David Rosenbaum, Ph.D., has served as our Chief Development Officer since January 2017 and formerly served as our vice president responsible for drug development from January 2010 to January 2017. From 2003 to 2008, he was Vice President of Drug Development for Trine Pharmaceuticals, Inc., a biopharmaceutical company, where he was developing a novel non-systemic therapeutic for the treatment of IBS. In addition, Dr. Rosenbaum previously served as Vice President of Preclinical Research and Development at GelTex Pharmaceuticals, a biopharmaceutical company, where he was responsible for the preclinical development of Renagel and Welchol. He received a B.A. in Biology from the University of Pennsylvania, a M.S. in Toxicology from Albany Medical College and a Ph.D. in Pharmacology from Boston University School of Medicine.

Reginald Seeto, MBBS, has served as our Chief Operating Officer since October 2016. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and MBBS in medical studies from the University of Sydney, Australia.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2017 were as follows:

•	Michael Raab, President and Chief Executive Officer;
•	Jeremy Caldwell, Ph.D., Chief Scientific Officer; and
•	David Rosenbaum, Ph.D., Chief Development Officer.

Dr. Caldwell resigned as our Chief Scientific Officer effective as of February 16, 2018.

2017 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Total ($)
Michael Raab	2017	555,000	623,806	3,358,733	228,938	4,766,477
President & Chief Executive Officer	2016	520,000	—	2,138,600	257,400	2,916,000
Jeremy Caldwell, Ph.D.	2017	414,000	374,598	1,119,579	124,200	2,032,377
Chief Scientific Officer
David Rosenbaum, Ph.D.	2017	400,000	374,598	1,119,579	120,000	2,014,177
Chief Development Officer

(1)

The amount reported in the Stock Awards and Option Awards columns represent the grant date fair value of the restricted stock units and stock options granted to our NEOs as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock units and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 8 to the audited consolidated financial statements included in our Annual Report on Form 10‑K filed on March 14, 2018. The amounts reported in this column exclude the impact of forfeitures related to service-based vesting conditions. Note that the amounts reported in these columns reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by the NEOs from the equity awards.

(2)

The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company and individual performance objectives. Please see the description of the annual performance bonuses paid to our NEOs in “— Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year-End — Terms and Conditions of Annual Bonuses” below.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options and unvested restricted stock units for each of the NEOs outstanding as of December 31, 2017.

	Option Awards						Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Nmber of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares that Have Not Vested as ($) (5)
Michael Raab	9/15/2010		36,123	—	1.08	9/15/2020	—	—
	8/1/2011		267,892	—	0.54	8/1/2021	—	—
	1/6/2015	(1)	54,687	20,313	23.02	1/6/2025	—	—
	1/15/2016	(1)	144,352	156,906	10.55	1/15/2026	—	—
	1/19/2017	(1)	72,907	245,234	13.90	1/19/2027	—	—
	1/19/2017	(2)	—	—	—	—	17,985	118,701
	8/9/2017	(3)	—	79,535	4.70	8/9/2027	—	—
	8/9/2017	(3)	—	—	—	—	79,535	524,931
Jeremy Caldwell, Ph.D.	12/1/2014	(4)	67,500	22,500	32.74	12/4/2024	—	—
	1/6/2015	(4)	10,937	4,063	23.02	1/6/2025	—	—
	1/15/2016	(1)	78,737	85,585	10.55	1/15/2026	—	—
	1/19/2017	(1)	24,302	81,745	13.90	1/19/2027	—	—
	1/19/2017	(2)	—	—	—	—	17,985	118,701
	8/9/2017	(3)	—	26,512	4.70	8/9/2027	—	—
	8/9/2017	(3)	—	—	—	—	26,512	174,979
David Rosenbaum, Ph.D.	1/6/2015	(1)	9,202	3,418	23.02	1/6/2025	—	—
	1/15/2016	(1)	43,305	47,072	10.55	1/15/2026	—	—
	1/19/2017	(1)	24,302	81,745	13.90	1/19/2027	—	—
	1/19/2017	(2)	—	—	—	—	17,985	118,701
	8/9/2017	(3)	—	26,512	4.70	8/9/2027	—	—
	8/9/2017	(3)	—	—	—	—	26,512	174,979

(1)

The option vests and becomes exercisable in substantially equal monthly installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.

(2)

The restricted stock units vest in full upon the acceptance of our new drug application filing by the Food and Drug Administration, which must occur on or before January 19, 2020, subject to the holder continuing to provide services to us through the vesting date.

(3)

The option or restricted stock units, as applicable, vests as to two-thirds of the shares subject to the equity award on December 31, 2018 and as to the remaining one-third of the shares subject to the equity award on June 1, 2019, subject to the holder continuing to provide services to us through each such date.

(4)

The option vests and becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares on each anniversary of the vesting commencement date thereafter, subject to the holder continuing to provide services to us through each such date.

(5)	The market value of shares or units of shares that have not vested is calculated based on the closing trading price of our common stock as of December 29, 2017, which was $6.60.

Narrative to 2017 Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End

Terms and Conditions of Employment Arrangements with our NEOs

We have entered into agreements with each of the NEOs in connection with his employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, initial equity award grants, and standard employee benefit plan participation.

Our board of directors or the compensation committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities. For fiscal year 2017, Mr. Raab’s annual base salary was $555,000, Dr. Caldwell’s annual base salary was $414,000, and Dr. Rosenbaum’s annual base salary was $400,000. In addition, for 2017, Mr. Raab, Dr. Caldwell and Dr. Rosenbaum each had an annual bonus target of 55%, 40% and 40%, respectively, of base salary awarded based on the achievement of certain corporate and individual performance goals set by the board of directors.

In June 2014, we entered into an amended and restated employment agreement with Mr. Raab. We also entered into an amended and restated change in control severance agreement with Dr. Rosenbaum effective January 2017.

Under Mr. Raab’s amended and restated employment agreement, in the event Mr. Raab’s employment with us is involuntarily terminated for reason other than “cause” or he resigns for “good reason” (each, as defined below), in each case more than three months prior to or more than 12 months after a change in control, then Mr. Raab will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of 12 months; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) 12 months of accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. In the event Mr. Raab’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Raab will receive: (i) a lump sum amount equal to 1.5 multiplied by the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 18 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Mr. Raab’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.

Under Dr. Rosenbaum’s amended and restated change in control severance agreement, in the event Dr. Rosenbaum’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case more than three months prior to or more than 12 months after a change in control, then Dr. Rosenbaum will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of nine months; and (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination. In the event Dr. Rosenbaum’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Dr. Rosenbaum will receive: (i) a lump sum amount equal to the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Dr. Rosenbaum’s timely execution and non-revocation of a general release of claims against the Company and its affiliates, continued compliance with his confidential information agreement and a two-year post-termination nonsolicitation restrictive covenant.

For the purposes of Mr. Raab’s amended and restated employment agreement and Dr. Rosenbaum’s amended and restated change in control severance agreement, “cause” means (i) the NEO’s theft, dishonesty or falsification of any employment or company records that is non-trivial in nature; (ii) malicious or reckless disclosure of our confidential or proprietary information or any material breach by the NEO of his or her obligations under his or her proprietary information and inventions assignment agreement with us; (iii) the conviction of the NEO of a felony (excluding motor vehicle violations) or the commission of gross negligence or willful misconduct, where a majority of the non-employee members of the board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of the board of directors or management to entrust him or her with important matters or otherwise work effectively with him, (B) substantially contributed to our loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of our company or any of our subsidiaries; and/or (iv) the willful failure or refusal by the NEO to follow the reasonable and lawful directives of the board of directors, provided such willful failure or refusal continues after his receipt of reasonable notice in writing of such failure or refusal and a reasonable opportunity of not less than 30 days to correct the problem.

For the purposes of Mr. Raab’s amended and restated employment agreement and Dr. Rosenbaum’s amended and restated change in control severance agreement, “good reason” means the occurrence of: (i) a material diminution in the NEO’s authority, duties, or responsibilities, which substantially reduces the nature or character of his position; (ii) a reduction by us of his base salary as in effect immediately prior to such reduction; (iii) a relocation of his principal office to a location more than 50 miles from the location of our principal office as of immediately prior to such relocation, except for required travel by him on company business; or (iv) any material breach by us of any provision of the NEO’s employment agreement or offer letter which we do not cure within 30 days following written notice from the NEO, provided that in order for “good reason” to exist, each of the following conditions must be met: (i) the foregoing good reason conditions must have occurred without the NEO’s express written consent; (ii) the NEO must provide written notice to us of such condition within 30 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice; and (iv) the date of the NEO’s resignation of employment must occur within 60 days after the initial existence of the condition specified in such notice.

Dr. Caldwell was party to a change in control severance agreement, effective as December 2014, that was substantially similar to that of Dr. Rosenbaum. Dr. Caldwell resigned in February 2018 and did not receive any severance payments in connection with his voluntary resignation.

Terms and Conditions of Annual Bonuses

For 2017, our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain corporate and individual performance objectives. The performance goals for these annual performance cash bonuses were evaluated by our compensation committee and approved by our board of directors. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including the performance of the company against corporate goals.

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate performance goals. Our board of directors or our compensation committee has historically reviewed these target percentages to ensure they are adequate, but does not follow a formula. Instead, our board of directors or our compensation committee has set these rates based on each participating executive’s experience in her or his role with our company and the level of responsibility held by each executive, which the board of directors or our compensation committee believe directly correlates to her or his ability to influence corporate results. For fiscal year 2017, our board of directors used a guideline target bonus opportunity of 55% of base salary for Mr. Raab and 40% of base salary for Drs. Caldwell and Rosenbaum.

For determining performance bonus amounts for our NEOs for 2017, our board of directors set certain corporate performance goals. In setting these goals, our board of directors considered the status of our research and discovery programs and our financial status. For 2017, the corporate component of the annual bonus was weighted at 100% for Mr. Raab, Dr. Caldwell and Dr. Rosenbaum

The compensation committee determined that the company’s performance against its 2017 corporate goals be set at 75% to reflect the company’s overall performance during 2017.

Following its review and determinations of corporate and individual achievements for 2017, the compensation committee awarded cash bonuses to Dr. Caldwell and Dr. Rosenbaum in amounts equal to 75% of each of their target bonuses for 2017, and the board of directors awarded cash bonuses to Mr. Raab in the amount equal to

75% of his target bonus for 2017. The NEOs’ 2017 bonuses are set forth in the “2017 Summary Compensation Table” above.

Terms and Conditions of Equity Award Grants

Each of our NEOs received equity award grants in 2017. The table above entitled “Outstanding Equity Awards at 2017 Fiscal Year End” describes the material terms of the award granted in 2017 and of the other equity awards made in past fiscal years to each NEO. In January 2017, in connection with our annual compensation review, each of Mr. Raab, Dr. Caldwell and Dr. Rosenbaum were granted an option to purchase 318,141, 106,047 and 106,047 shares of our common stock, respectively, under our 2014 Plan at an exercise price equal to $13.90, which was our fair market value of our common stock on the grant date. The options vest and become exercisable in substantially equal monthly installments over four years, subject to the NEO continuing to provide services to us through such dates.  In addition, in January 2017, each of our NEOs received a grant of 17,985 restricted stock units that vest in full upon the acceptance of our new drug application filing by the Food and Drug Administration, which must occur on or before January 19, 2020, subject to the NEO continuing to provide services to us through such date.

In August 2017, each NEO was granted an option to purchase 79,535 (for Mr. Raab) and 26,512 (for Drs. Caldwell and Rosenbaum) shares of our common stock under our 2014 Plan at an exercise price equal to $4.70, which was our fair market value of our common stock on the grant date.  Each NEO was also granted 79,535 (for Mr. Raab) and 26,512 (for Drs. Caldwell and Rosenbaum) restricted stock units under our 2014 Plan. The options and restricted stock units vest as to two-thirds of the shares subject to the equity award on December 31, 2018 and as to the remaining one-third of the shares subject to the equity award on June 1, 2019, subject to the NEO continuing to provide services to us through such dates.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2017, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (3)
Equity Compensation Plans Approved by Stockholders (1)(2)	4,640,283	$9.74	1,218,405
Equity Compensation Plans Not Approved by Stockholders (4)	—	—	1,000,000
Total	4,640,283	$9.74	2,218,405

(1)

Includes the Ardelyx, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2008 Stock Incentive Plan, as amended. The number of shares of common stock that may be issued pursuant to outstanding awards under the 2008 Stock Incentive Plan and the 2014 Equity Incentive Plan include: (A) outstanding awards of 684,962 for restricted stock units and (B) 3,955,341 stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2008 Stock Incentive Plan.

(2)

The Ardelyx, Inc. 2014 Equity Incentive Plan and the Ardelyx, Inc. 2014 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2014 Equity Inventive Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors;  provided, however,  that no more than 10,683,053 shares of stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors.

(3)

Includes 178,677 shares that were available for future issuances as of December 31, 2017 under the 2014 Employee Stock Purchase Plan, which allows eligible to purchase shares of common stock with accumulated payroll deductions.

(4)	Includes the Ardelyx, Inc. 2016 Employment Commencement Incentive Plan.

Material Features of the 2016 Employment Commencement Incentive Plan

In November 2016, our board of directors adopted our 2016 Employment Commencement Incentive Plan, or the 2016 Plan, pursuant to Rule 5653(c)(4) of The Nasdaq Global Market. The principal purpose of the 2016 Plan is to promote the success and enhance the value of the company by inducing new employees to commence employment with us, and by aligning the individual interests of new employees with the interests of our stockholders.  Awards granted under the 2016 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2014 Plan is intended to be exempt from the Nasdaq Listing Rules regarding shareholder approval of stock option and stock purchase plans. A total of 1,000,000 shares of our common stock were reserved for issuance under the 2016 Plan. The 2016 Plan provides for the grant of incentive stock options, or ISOs, non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, or SARs and other stock-based and cash-based awards. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries. As of December 31, 2017, we had not granted any awards under the 2016 Plan, and 1,000,000 shares  remained available for future grants.

The 2016 Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2016 Plan, the vesting of such award will accelerate in full.  The board of directors may terminate, amend, or modify the 2016 Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the 2016 Plan without the consent of the holder.

We filed a registration statement on Form S‑8 with the SEC covering the shares of common stock that may be issued under the 2016 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 20, 2018, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 20, 2018 through the exercise of stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 47,603,568 shares of our common stock outstanding as of April 20, 2018. Shares of our common stock that a person has the right to acquire within 60 days of April 20, 2018 pursuant to the exercise of outstanding stock options, warrants or other rights are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ardelyx, Inc., at 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned		Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Entities Associated with New Enterprise Associates(1)	14,085,047		1,401,870	15,486,917	31.60%
Future Fund Investment Company No. 4 Pty Ltd(2)	3,436,426		—	3,436,426	7.22%
BlackRock, Inc.(3)	2,506,999		—	2,506,999	5.27%
Entities Associated with Deerfield(4)	2,469,580		—	2,469,580	5.19%
Entities Associated with Rock Springs Capital(5)	2,275,557		140,187	2,415,744	5.06%
Named Executive Officers and Directors
Michael Raab	71,903	(6)	703422	775,325	1.60%
David Rosenbaum, Ph.D. (7)	101,551		135,513	237,064	*%
Jeremy Caldwell, Ph.D.	1,575		197,346	198,921	*%
David Mott(8)	5,364,916		886,122	6,251,038	12.89%
Robert Bazemore	—		31,666	31,666	*%
William Bertrand, Jr.	21,481		51,527	73,008	*%
Annalisa Jenkins, MBBS, FRCP	—		55,000	55,000	*%
Jan M. Lundberg, Ph.D.	—		1,666	1,666	*%
Gordon Ringold, Ph.D.	25,000	(9)	75,000	100,000	*%
Richard Rodgers	11,296		75,000	86,296	*%
All directors and executive officers as a group (12 persons)	5,625,443		2,727,350	8,352,793	16.60%

*Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.

(1)

Includes (i) 8,752,543 shares held by New Enterprise Associates 12, Limited Partnership (“NEA 12”), and 560,748 shares that may be acquired by NEA 12 upon the exercise of warrants within 60 days of April 20, 2018; (ii) 2,665,520 shares held by New Enterprise Associates 15, L.P. (“NEA 15”), and 420,561 shares that may be acquired by NEA 15 upon the exercise of warrants within 60 days of April 20, 2018; and (iii) 2,665,519 shares held by NEA 15 Opportunity Fund, L.P. (“NEA 15‑OF” and collectively with NEA 12 and NEA 15, the “Funds”), and 420,561 shares that may be acquired by NEA 15‑OF upon the exercise of warrants within 60 days of April 20, 2018. The shares directly held by NEA 12 are indirectly held by NEA Partners 12, L.P. (“NEA Partners 12”), the sole general partner of NEA 12, NEA 12 GP, LLC (“NEA 12 LLC”), the sole general partner of NEA Partners 12 and each of the individual Managers of NEA 12 LLC. The individual managers of NEA 12 LLC (collectively the “NEA 12 Managers”) are M. James Barrett, Peter J. Barris, Forest Baskett Patrick J. Kerins and Scott D. Sandell. The shares directly held by Ven 2008 are indirectly held by Karen P. Welsh, the general partner of Ven 2008. The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual Managers of NEA 15 LLC. The individual managers of NEA 15 LLC (collectively the “NEA 15 Managers”) are Peter J. Barris, Forest Baskett, Anthony A Florence, Jr., Joshua Makower, David M. Mott, Ravi Viswanathan, Jon Sakoda, Peter W. Sonsini and Scott D. Sandell. The shares directly held by NEA 15 OF are indirectly held by NEA Partners 15‑OF, L.P. (“NEA Partners 15‑OF”), the sole general partner of NEA 15 OF, NEA 15 LLC, the sole general partner of NEA Partners 15‑OF and each of the NEA 15 Managers. NEA 12, NEA Partners 12 NEA 12 LLC and the NEA 12 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 12. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 15. NEA 15‑OF, NEA Partners 15‑OF, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 15‑OF. Karen P. Welsh, the general partner of Ven 2008, has voting and dispositive power with regard to the Company’s securities directly held by Ven 2008. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address of NEA 12, NEA 15, NEA 15‑OF and Ven 2008 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)

Includes 3,436,426 shares as reported on Schedule 13G filed with the SEC on January 18, 2017 by Future Fund Investment Company No. 4 Pty Ltd (“FF Investment”) and Future Fund Board of Guardians (“FF Guardians”) pursuant to a joint filing agreement.  FF Investment holds 3,436,426 shares indirectly through The Northern Trust Company in its capacity as custodian for FF Investment.   FF Guardians is the parent of FF Investment, and shares voting and investment power over and may deemed to own beneficially the shares held by FF Investment. FF Investment and FF Guardians have their principal business offices at Level 42, 120 Collins Street, Melbourne, VIC 300, Australia.

(3)

Includes 2,542,907 shares as reported on Schedule 13G filed with the SEC on February 1, 2018 by BlackRock, Inc. BlackRock, Inc. has its principal business office at 55 East 52nd Street, New York, NY 10055.

(4)

Includes 2,469,580 shares as reported on Schedule 13G/A filed with the SEC on February 14, 2018 by Deerfield Mgmt, L.P. (“Deerfield Mgmt”), Deerfield Management Company, L.P. (“Deerfield Management”), Deerfield Special Situations Fund, L.P. (“Special Situations”), Deerfield Partners, L.P. (“Deerfield Partners”), Deerfield International Master Fund, L.P. (“Deerfield International”) and James E. Flynn (collectively, the “Deerfield Reporting Persons”) pursuant to a joint filing agreement. Deerfield Mgmt is the general partner of Special Situations, Deerfield Partners and Deerfield International, and may be deemed to own beneficially the shares held by Special Situations, Deerfield Partners and Deerfield International. Deerfield Management is the investment advisor of Special Situations, Deerfield Partners and Deerfield International, and may be deemed to own beneficially the shares held by Special Situations, Deerfield Partners and Deerfield International. The principal business address of the Deerfield Reporting Persons is 780 Third Avenue, 37th Floor, New York, NY 10017.

(5)

Includes (i) 2,275,557 shares of common stock and (ii) 140,187 shares that may be acquired by Master Fund (as defined below) upon the exercise of warrants within 60 days of April 20, 2018, in each case as reported on Schedule 13G/A filed with the SEC on February 14, 2018 by Rock Springs Capital Management LP

(“RSCM”), Rock Springs Capital LLC (“RSC”) and Rock Springs Capital Master Fund LP (“Master Fund”) pursuant to a joint filing agreement. RSC is the general partner of RSCM, which serves as the investment manager to Master Fund, and each may be deemed to beneficially own the shares held by Master Fund. The principal business address of RSCM and RSC is 650 South Exeter, Suite 1070, Baltimore, MD 21202. The principal business address of Master Fund is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1‑9008, Cayman Islands.

(6)

Consists of (i) 1,518 shares directly owned by Mr. Raab, (ii) 69,385 shares owned directly by Michael G. Raab, trustee of the Michael G. Raab Living Trust dated July 25, 2012, (iii) an aggregate of 1,000 shares owned directly by trusts for the benefit of Mr. Raab’s children.

(7)

Consists of (i) 22,414 shares directly owned by Dr. Rosenbaum, (ii) 115,137 shares that may be acquired directly by Dr. Rosenbaum pursuant to the exercise of stock options within 60 days of April 20, 2018, (iii) 77,592 shares owned indirectly owned by David Paul Rosenbaum and Susan Edelstein Rosenbaum, Trustees of the David Paul Rosenbaum Family Trust, (iv) 1,545 shares owned directly by Dr. Rosenbaum’s spouse, and (v) 20,376 shares that may be acquired directly by Dr. Rosenbaum’s spouse pursuant to the exercise of stock options with 60 days of April 20, 2018.

(8)

Consists of (i) 33,877 shares directly owned by Mr. Mott, (ii) 45,000 shares that may be acquired directly by Mr. Mott pursuant to the exercise of stock options within 60 days of April 20, 2018 (iii) 2,665,520 shares owned by NEA 15, and 420,561 shares that may be acquired by NEA 15 pursuant to the exercise of warrants within 60 days of April 20, 2018, and (iv) 2,665,519 shares owned by NEA 15‑OF, and 420,561  shares that may be acquired by NEA 15‑OF pursuant to the exercise of warrants within 60 days of April 20, 2018. Mr. Mott is a manager of NEA 15, LLC, which is the sole general partner of NEA Partners 15, L.P., which is the sole general partner of NEA 15. NEA15, LLC is also the sole general partner of NEA Partners 15‑OF, L.P., which is the sole general partner of NEA 15‑OF. Mr. Mott disclaims beneficial ownership of the shares held by NEA 15 and NEA 15‑OF, as well as the shares that may be acquired by NEA 15 and NEA 15‑OF within 60 days of April 20, 2018, in each case, except to the extent of his pecuniary interest in such shares.

(9)	Consists of (i) 15,000 shares held by the Barthold Family Foundation, for which Dr. Ringold serves as a trustee, and (ii) 10,000 shares held in an IRA for the benefit of Dr. Ringold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met, except with respect to: (i) late Form 4 filings reporting sales of shares held by Paul Korner on January 5, 2017 and David Rosenbaum on April 18, 2017, (ii) a late Form 4 filing reporting the issuance of a stock option to Annalisa Jenkins on June 7, 2017, (iiii) late Form 4 filings reporting the issuance of restricted stock units to Jeremy Caldwell, David Rosenbaum, Reginald Seeto, Michael Raab, Mark Kaufmann and Elizabeth Grammer on August 7, 2017 and (iv) a late Form 5 filing reporting the acquisition of a restricted stock unit and the sale of common stock beneficially held by David Rosenbaum.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 745‑1700 or by mail at Ardelyx, Inc., 34175 Ardenwood Blvd., Suite 200, Fremont, CA 94555.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017, or the 10‑K. The 10‑K includes our audited consolidated financial statements. We have filed the 10‑K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.ardelyx.com. In addition, upon written request to the Company’s Corporate Secretary at Ardelyx, Inc.,  Suite 200, 34175 Ardenwood Blvd., Fremont, CA 94555, we will mail a paper copy of our 10‑K, including the consolidated financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2018 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2018 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ Elizabeth Grammer
Elizabeth Grammer
Executive Vice President and General Counsel
By Order of the Board of Directors:

Fremont, California
April 26, 2018

ANNUAL MEETING OF STOCKHOLDERS OF ARDELYX, INC. June 13, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement, 2017 annual report on Form 10-K and proxy card are available at http://www.astproxyportal.com/ast/19476/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 061318 2. To ratify the selection, by the Audit Committee of our Board of public accounting firm of the Company for the fiscal year ended Meeting or any adjournment or postponement thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified. NOMINEES: FOR ALL NOMINEESO William Bertrand, Jr. O Annalisa Jenkins, MBBS, FRCP WITHHOLD AUTHORITYO Jan M. Lundberg, Ph.D. FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN Directors, of Ernst & Young, LLP as the independent registered December 31, 2018. 3. To transact any other business as may properly be presented at the Annual In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of Stockholder Date:

ANNUAL MEETING OF STOCKHOLDERS OF ARDELYX, INC. June 13, 2018 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330000000000000000 9 061318 2. To ratify the selection, by the Audit Committee of our Board of public accounting firm of the Company for the fiscal year ended Meeting or any adjournment or postponement thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders and until their successors are elected and qualified. NOMINEES: FOR ALL NOMINEESO William Bertrand, Jr. O Annalisa Jenkins, MBBS, FRCP WITHHOLD AUTHORITYO Jan M. Lundberg, Ph.D. FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN Directors, of Ernst & Young, LLP as the independent registered December 31, 2018. 3. To transact any other business as may properly be presented at the Annual In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of Stockholder Date: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement, 2017 annual report on Form 10-K and proxy card are available at http://www.astproxyportal.com/ast/19476/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 ARDELYX, INC. Proxy for Annual Meeting of Stockholders on June 13, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Michael Raab and Mark Kaufmann, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Ardelyx, Inc., to be held on June 13, 2018 at 8:30 am local time at 34175 Ardenwood Blvd., Suite 200, Fremont, California 94555, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1